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                                                                    EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
 FelCor Suites Hotels, Inc.

We consent to the inclusion in this Amendment No. 2 to Form S-4 registration statement (File No. 333-39595) of our report dated January 22, 1997, except as to the information presented in the second paragraph of Note 5, the first paragraph of Note 6 and Note 16 for which the date is March 10, 1997 and Note 18 for which the date is October 1, 1997 on our audits of the consolidated financial statements and financial statement schedule of FelCor Suites Limited Partnership as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994; our report dated January 22, 1997, except as to the information presented in the second paragraph of Note 5, the first paragraph of
Note 6 and Note 17 for which the date is March 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of FelCor Suite Hotels, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994; and our report dated January 22, 1997, except as to the information presented in Note 7 for which the date is February 21, 1997, on our audits of the financial statements of DJONT Operations, L.L.C. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995 and the period from July 28, 1994 (inception of operations) through December 31, 1994.

We consent to the incorporation by reference in this Amendment No. 2 to Form S-4 registration statement (File No. 333-39595) of our report dated June 2, 1997 on our audit of the combined financial statements of the DS Hotels as of and for the year ended December 31, 1996, which report is included in FelCor Suite Hotels, Inc.'s Current Report on Form 8-K dated June 3, 1997; and our report dated July 25, 1997 on our audit of the combined financial statements of the Sheraton Acquisition Hotels as of and for the year ended December 31, 1996, which report is included in FelCor Suite Hotels, Inc.'s Current Report on Form 8-K/A dated August 13, 1997.

We also consent to the references to our firm under the captions "Experts" and "Selected Historical and Pro Forma Financial Information."

/s/ COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
January 15, 1998